Re: Questions 72DD1, 77DD2, 73A1, 73A2, 74U1, 74U2, 74V1 and 74V2

The following funds offer Class A, Class C and Class I shares.

Emerging Markets Fund 			(Series 1)
Asia Fund 				(Series 2)
Emerging Markets Great Consumer Fund 	(Series 5)
Asia Great Consumer Fund 		(Series 6)
Global Great Consumer			(Series 7)
Global Dynamic Bond Fund 		(Series 8)

The following is a class breakout of the Total income dividends for which record date passed (72DD1,72DD2, 73A1 and 73A2) during the period ended April 30, 2017 :
			            Distributions    Distribution
Class A:			     	 (000's)         per share

Emerging Markets Fund        		-		-
Asia Fund				-           	-
Emerging Markets Great Consumer Fund	-		-
Asia Great Consumer Fund		- 	     	-
Global Great Consumer Fund		-	     	-
Global Dynamic Bond Fund		$15	     $0.263329


Class C:

Emerging Markets Fund       		-		-
Asia Fund				-          	-
Emerging Markets Great Consumer Fund	-		-
Asia Great Consumer Fund		-	    	-
Global Great Consumer Fund		-	     	-
Global Dynamic Bond Fund		$10	     $0.186142


Class I:

Emerging Markets Fund       		-	        -
Asia Fund				-        	-
Emerging Markets Great Consumer Fund	-		-
Asia Great Consumer Fund		- 	    	-
Global Great Consumer Fund		$28	     $0.026088
Global Dynamic Bond Fund		$327	     $0.288103



Within the N-SAR, the number of shares outstanding (74U1 and 74U2) presented have been combined as follows:

	 74U1  Class A shares
	 74U2  Class C and Class I shares

 The following is a class breakout of the NAV's and shares outstanding (000's) at April 30, 2017:

 	 				NAV		Shares
							Outstanding
  					                (000's)
Class A:

Emerging Markets Fund       		10.80          	38
Asia Fund				10.93        	36
Emerging Markets Great Consumer Fund	11.82		1,273
Asia Great Consumer Fund		12.43		474
Global Dynamic Bond Fund		10.33		57

Class C:

Emeriging Markets Fund       		10.26      	37
Asia Fund	     			10.34       	37
Emerging Markets Great Consumer Fund	11.24 		1,211
Asia Great Consumer Fund		11.82		367
Global Dynamic Bond Fund		10.29		57


Class I:

Emerging Markets Fund       		10.96         	1,997
Asia Fund	     			11.15        	1,159
Emerging Markets Great Consumer Fund	12.00		9,743
Asia Great Consumer Fund		12.62		3,754
Global Dynamic Bond Fund		10.34		1,485